Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 16, 2006, is by and among DADE BEHRING INC., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto (the “Existing Lenders”), the lenders identified on the signature pages hereto as New Lenders (the “New Lenders,” and together with the Existing Lenders, the “Lenders”), CITICORP, N.A., as Syndication Agent and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”).  Terms used but not otherwise defined herein shall have the meanings provided in the Existing Credit Agreement described below.

WITNESSETH

WHEREAS, the Borrower, the Guarantors, the Lenders, the Syndication Agent and the Administrative Agent have entered into that certain Credit Agreement dated as of April 27, 2005 (as amended, modified, extended, renewed, restated, replaced or increased from time to time, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested, and the Lenders have agreed, to amend the Existing Credit Agreement as provided herein;

WHEREAS, certain of the Lenders have requested to be replaced under the Existing Credit Agreement simultaneously with this Amendment (each a “Replaced Lender” and collectively, the “Replaced Lenders”);

WHEREAS, immediately prior to the First Amendment Effective Date, each Replaced Lender shall assign at par to Bank of America, N.A. its respective Commitment and respective Obligations under the Existing Credit Agreement, and immediately following the First Amendment Effective Date, the Commitments and outstanding Obligations shall be reallocated by the Administrative Agent to the Existing Lenders and the New Lenders as shall be necessary in order to give effect to the reallocations of the Commitments and Obligations effected by the amendment to Schedule 2.01 to the Existing Credit Agreement; and

WHEREAS, the Borrower, the Guarantors, the Existing Lenders and the New Lenders have agreed that the New Lenders shall become parties to the Existing Credit Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1      Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“First Amendment” is defined in Subpart 3.1.

“First Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2      Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1      The pricing grid set forth in the definition of “Applicable Rate” in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

Pricing Level	Debt Rating	Applicable Margin for Base Rate Loans and Swing Line Loans	Applicable Margin for Eurodollar Loans	Letter of Credit Fee	Commitment Fee
I	A- / A3 / A- or better	0.00%	0.25%	0.25%	0.06%
II	BBB+ / Baa1 / BBB+	0.00%	0.35%	0.35%	0.08%
III	BBB / Baa2 / BBB	0.00%	0.40%	0.40%	0.10%
IV	BBB- / Baa3 / BBB-	0.00%	0.50%	0.50%	0.11%
V	≤ BB+ / Ba1 / BB+ or worse	0.00%	0.75%	0.75%	0.15%

SUBPART 2.2      Section 8.03 of the Existing Credit Agreement is hereby amended to amend and restate the “Third” and “Fourth” clauses of such section in their entirety to read as follows:

8.03        Application of Funds.

*****

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 7.03(c), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C

Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 7.03(c), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

SUBPART 2.3      Replacement of Schedule 2.01.  Schedule 2.01 of the Existing Credit Agreement is hereby deleted in its entirety and a new schedule in the form of Schedule 2.01 attached hereto is substituted therefor.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1      First Amendment Effective Date.  This Amendment shall be and become effective as of the date hereof (the “First Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “First Amendment.”

SUBPART 3.2      Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Guarantor, the Existing Lenders, the New Lenders and the Administrative Agent.

SUBPART 3.3      Execution of Counterparts of Assignment and Assumption.  The Administrative Agent shall have received counterparts of a duly executed Assignment and Assumption whereby each Replaced Lender shall assign such Replaced Lender’s Commitment to Bank of America, N.A.

SUBPART 3.4      Officer’s Certificate.  The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower, dated the date of this Amendment, certifying (A) that on such date (after giving effect to this Amendment and the applicability of Article VI and Article VII) no Default or Event of Default has occurred and is continuing, (B) each of the representations and warranties set forth in Article V is true and correct in all material respects as of such date.

SUBPART 3.5      Fees and Expenses.  The Administrative Agent shall have received from the Borrower (i) for the account of the Lenders the aggregate amount of fees and invoiced expenses payable in connection with the consummation of the transactions contemplated hereby and consistent with that certain Engagement Letter dated September 22, 2006 among the Borrower, the Administrative Agent and Banc of America Securities LLC and as notified by the Administrative Agent to the Borrower and (ii) all reasonable invoiced out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and out-of-pocket expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

PART 4

ASSIGNMENTS AND ASSUMPTIONS AND

LENDER JOINDER

To the extent necessary to give effect to the reallocations of the Commitments and Obligations effected by the amendment to Schedule 2.01 to the Existing Credit Agreement, each Existing Lender hereby sells and assigns, without recourse, to the Existing Lenders and/or New Lenders, as applicable, and each New Lender and/or Existing Lender, as applicable, hereby purchases and assumes, without recourse, from each such Existing Lender, effective as of the First Amendment Effective Date, such interests in such Existing Lender’s rights and obligations under the Existing Credit Agreement (including, without limitation, the Commitments of such Existing Lender on the First Amendment Effective Date and the Obligations owing to such Existing Lender that are outstanding on the First Amendment Effective Date).

Additionally, from and after the First Amendment Effective Date (i) each of the New Lenders shall be a party to and be bound by the provisions of the Amended Credit Agreement, as amended hereby, and, to the extent of the interests assigned hereby, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) each Existing Lender shall, to the extent of the interests assigned hereby, relinquish its rights (other than indemnification rights pursuant to Section 10.04 of the Existing Credit Agreement which expressly survive such assignment) and be released from its obligations under the Existing Credit Agreement, as amended hereby.  Each Existing Lender (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.  Each New Lender (i) confirms that it has received a copy of the Existing Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Existing Credit Agreement, as amended hereby; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Existing Credit Agreement, as amended hereby, as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with the terms of all obligations that by the terms of the Existing Credit Agreement, as amended hereby, are required to be performed by it as a Lender; and (v) that is not a United States person shall have provided all forms required under Section 3.01 of the Existing Credit Agreement.

PART 5

MISCELLANEOUS

SUBPART 5.1      Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.2      Instrument Pursuant to Existing Credit Agreement.  This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.3      References in Other Loan Documents.  At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 5.4      Counterparts/Telecopy.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of executed counterparts of the Amendment by telecopy, facsimile or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 5.5      Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 5.6      Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SUBPART 5.7      General.  Except as amended hereby, the Existing Credit Agreement and all other Loan Documents shall remain unchanged and continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:	DADE BEHRING INC.,
a Delaware corporation

By:
Name:
Title:

PARENT:	DADE BEHRING HOLDINGS INC.,
a Delaware corporation

By:
Name:
Title:

SUBSIDIARY GUARANTORS:	DADE FINANCE LLC,
a Delaware limited liability company

By:
Name:
Title:

DADE BEHRING FINANCE CO. LLC,
a Delaware limited liability company

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N. A.,
in its capacity as Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N. A.,
as a Lender

By:
Name:
Title:

[	],
as a Lender

By:
Name:
Title:

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment Amount	Commitment Percentage
Bank of America, N.A.	$50,000,000.00	8.333333334%
Citicorp USA, Inc.	$50,000,000.00	8.333333334%
BNP Paribas	$45,000,000.00	7.500000000%
Dresdner Bank AG in Frankfurt am Main	$45,000,000.00	7.500000000%
The Royal Bank of Scotland plc	$45,000,000.00	7.500000000%
Sumitomo Mitsui Banking Corporation	$35,000,000.00	5.833333333%
SunTrust Bank	$35,000,000.00	5.833333333%
U.S. Bank National Association	$35,000,000.00	5.833333333%
Wells Fargo Bank, N.A.	$35,000,000.00	5.833333333%
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$35,000,000.00	5.833333333%
The Bank of New York	$35,000,000.00	5.833333333%
Morgan Stanley Bank	$30,000,000.00	5.000000000%
KeyBank National Association	$30,000,000.00	5.000000000%
Banco Bilbao Vizcaya Argentaria S.A.	$30,000,000.00	5.000000000%
The Govenor and Company of the Bank of Ireland	$25,000,000.00	4.166666667%
The Northern Trust Company	$20,000,000.00	3.333333334%
National City Bank of the Midwest	$15,000,000.00	2.500000000%
Morgan Stanley Senior Funding, Inc.	$5,000,000.00	0.833333333%

Total:	$600,000,000.00	100.000000000%